UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 14, 2022

TPCO Holding Corp.
(Exact name of registrant as specified in its charter)

British Columbia, Canada	0-56348	98-1566338
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1550 Leigh Avenue, San Jose, California	95125
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (669) 279-5390

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Explanatory Note

On November 18, 2022, TPCO Holding Corp., a British Columbia corporation (the “Company”), filed a Current Report on Form 8-K (the “Original Form 8-K”) with the Securities and Exchange Commission (“SEC”) announcing the Company’s entry into an Agreement and Plan of Merger relating to the Company’s acquisition of Coastal Holding, LLC (“Coastal”) and certain of Coastal’s subsidiaries (the “Coastal Acquisition”). Item 9.01 of the Original Form 8-K stated that (i) financial statements required by Item 9.01(a), and (ii) pro forma financial information required by Item 9.01(b) ( (i) and (ii) collectively, the “Financial Information”), would be filed with the SEC by amendment to the Original Form 8-K by amendment no later than 71 days after the date of which the Original Form 8-K is required to be filed. The Company subsequently determined that the Financial Information is not required to be filed under Items 9.01(a) and 9.01(b). Accordingly, this Amendment No. 1 to the Original Form 8-K amends and restates Item 9.01 of the Original Form 8-K in its entirety:

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1

Agreement and Plan of Merger, dated as of November 14, 2022, by and between Coast L Acquisition Corp., TPCO Holding Corp., Coastal MergerSub1, Inc., Coastal MergerSub2, LLC, Coastal Holding Company, LLC, the members of Coastal Holding Company, LLC identified therein solely for purposes of Section 5.09 thereof, and Julian Michalowski, as the Equityholders’ Representative

10.2	Amended and Restated Exchange Agreement, dated November 14, 2022, among TPCO Holding Corp., Coast L Acquisition Corp., and Julian Michalowski, as the Representative of the Exchangeable Shareholders

104	Cover page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 27, 2023	TPCO HOLDING CORP.

	By:	/s/ Mike Batesole
Name: Mike Batesole
Title: Chief Financial Officer

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